Exhibit 99.1

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NEWS RELEASE

CATELLUS ANNOUNCES THIRD QUARTER 2003 RESULTS

SAN FRANCISCO, CALIFORNIA (November 4, 2003) – Catellus Development Corporation (NYSE:CDX) today reported earnings per share (“EPS”) for the third quarter of 2003 of $0.23, compared to $0.16 for the same period in 2002. EPS for the nine months ended September 30, 2003, was $0.70, compared to $0.89 for the same period in 2002.

Net income for the third quarter of 2003 was $20.9 million, compared to $14.7 million for the same period in 2002. Net income for the nine months ended September 30, 2003, was $63.6 million, compared to $79.8 million for the same period in 2002.

The increase in net income for the third quarter of 2003 is attributed to, in part, the growth of the rental portfolio and the timing of sales activity, which was accelerated to the first half of 2002 and disproportionately weighted toward the second half of 2003.

“Sales activity picked up significantly in the third quarter and is expected to be strong through year-end,” said Nelson C. Rising, chairman and CEO of Catellus. “Our guidance for 2003 has not changed.”

“We are very pleased with the performance of our growing rental portfolio. The occupancy rate is over 95 percent, and net operating income is up 11.1 percent for the first three quarters of the year,” added Mr. Rising. “With the pending REIT conversion, we have made excellent progress toward our goal of restructuring our businesses to operate more efficiently and better position ourselves to operate as a REIT focused on industrial property.”

REIT Conversion

•	As previously announced, Catellus stockholders approved the company’s conversion to a real estate investment trust, or REIT, at the company’s annual meeting of stockholders held on September 26, 2003.

•	It was also previously announced, on October 8, 2003, that Catellus’ Board of Directors declared a distribution of accumulated earnings and profits (“E&P”) of $3.83 per share, or approximately $350 million, in connection with its decision to elect REIT status. The special dividend is payable December 18, 2003, to stockholders of record at the close of business November 4, 2003.

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•	On November 7, 2003, election materials and forms will be sent to stockholders of record as of close of business November 4, 2003. Stockholders will have three options for how they wish to receive the E&P distribution: all stock, all cash, or 20 percent cash and 80 percent stock.

•	The total cash distribution will be limited to $100 million. If more than $100 million in cash were to be elected, only those stockholders electing all cash would have the cash portion of their distribution reduced on a pro rata basis, with the remainder paid in stock.

•	The paying agent must receive the completed election forms by December 1, 2003. Information about returning the completed election forms to the appropriate entity will be provided in the packet of election materials.

•	The trading price of the stock used to determine how many shares will be issued to those stockholders receiving stock will be based on the average closing price for the five trading days from December 2, 2003, through December 8, 2003.

•	Payment of cash and stock will be made December 18, 2003. The stock received as part of the E&P distribution will not be entitled to the regular third quarter dividend. (The quarterly dividend is discussed below.)

•	The stock dividend from the E&P distribution will affect per share calculations. For example, assuming that the $100 million cash limit is paid out, and that the average closing price of the stock from December 2 through December 8 is $22.36 (closing price on November 3, 2003), the company will issue approximately 11.2 million shares of stock on December 18, 2003, to stockholders of record at the close of business on November 4, 2003. Although having no effect on our aggregate earnings, Funds From Operations (“FFO”), or the indicated dividend amount, the effect of the share issuance will be made retroactively and result in our earnings per share, FFO per share, and dividend per share being adjusted downward by the amount of the stock dividend, or approximately 11 percent.

Rental Portfolio

•	For the third quarter of 2003, net operating income (“NOI”) from the rental portfolio, including equity in earnings of operating joint ventures, increased 7.8 percent to $52.8 million, from $49.0 million for the same period in 2002. For the nine months ended September 30, 2003, NOI from the rental portfolio, including equity in earnings of operating joint ventures, increased 11.1 percent to $166.8 million, from $150.2 million for the same period in 2002.

•	At September 30, 2003, the rental portfolio totaled 38.2 million square feet. The net increase of approximately 800,000 square feet from June 30, 2003, is due to the completion of two development properties.

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•	The two distribution warehouse facilities totaling approximately 800,000 square feet that were completed and added to the rental portfolio during the third quarter of 2003 include a 578,000 square foot build-to-suit in San Bernardino County, California, and a 223,000 square foot build-to-suit in Shawnee, Kansas. The two buildings are 100 percent leased and represent a total investment of $28.7 million with a projected return on cost of 10.4 percent.

•	At September 30, 2003, the rental portfolio’s occupancy was 95.3 percent, compared to 94.4 percent at June 30, 2003, and 94.5 percent at year-end 2002.

Development and Investment Activity

•	At September 30, 2003, total construction in progress was 3.4 million square feet, of which 2.4 million square feet will be added to Catellus’ rental portfolio upon completion; 300,000 square feet is build-to-suit-for-sale; and approximately 695,000 square feet will be owned in joint ventures.

•	For the 2.4 million square feet under construction that will be added to Catellus’ rental portfolio upon completion, the projected total cost of development is $83.1 million. These buildings are 70 percent preleased, and when fully leased, they are projected to yield a return on cost of 9.8 percent.

•	During the quarter, the company announced the successful re-entitlement of a portion of Pacific Commons, a business park located in Silicon Valley, from office and hotel to retail. Concurrently, two ground leases for land that can accommodate 260,000 square feet of retail space were announced. Subsequent to that announcement, the company executed a third ground lease with Costco for land that will support retail space and a garden center totaling 157,000 square feet.

•	During the quarter, a 187,000 square foot retail property was completed in joint venture and leased to Wal-Mart at Traer Creek in Avon, Colorado. Subsequently, Catellus sold its interest in this joint venture to its partner.

•	During the quarter, Catellus completed the sale of Vista Range, a residential-community development in Denver, Colorado, entitled for 2,149 homes.

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Dividend

•	The Board of Directors approved Catellus’ first regular quarterly cash dividend at its Board meeting on October 8, 2003, declared for the quarter ended September 30, 2003, of $0.30 per common share payable on November 25, 2003, to stockholders of record as of close of business on November 4, 2003.

Supplemental Reporting Measure

•	As part of Catellus’ REIT conversion, the company provides a supplemental performance measure of Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), which Catellus believes provides a useful measure, along with GAAP net income, of its operating performance.

•	Additionally, the company provides FFO in two segments: Core and Urban/Residential/Other. The first segment, or Core Segment, reflects the focal part of Catellus’ business that it expects will be ongoing and central to its future operations.

•	The second segment, or Urban/Residential/Other Segment, reflects the company’s urban and residential businesses, including residential lot development, urban development, and desert land sales, which the company fully intends to transition out of over time. This segment also includes REIT conversion costs, including third party costs, net tax liability reversals due to the REIT conversion, and the effects of the stock option exchange.

•	Core Segment FFO is consistent with what the company has given historically for FFO guidance and is consistent with what the company referred to as “Modified FFO” at quarter ended June 30, 2003.

•	Both segments will be fully disclosed in the footnotes to the financial statements for year-end 2003. Prior to the effective date of the REIT conversion, scheduled for January 1, 2004, the company will present FFO adjusted for hypothetical tax savings as if the company had operated and been taxed as a REIT.

•	FFO, including both segments as defined above, for the third quarter of 2003 was $45.2 million compared to $35.2 million for the same period last year, and for the first nine months of 2003 and 2002 was $131.5 million and $133.4 million, respectively.

•	Core Segment FFO for the third quarter of 2003 was $32.7 million, compared to $29.3 million for the same period in 2002. On a per share basis, Core Segment FFO for the third quarter of 2003 was $0.35, compared to $0.33 for the same period in 2002. Core Segment FFO for the nine

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months ended September 30, 2003, was $109.6 million, compared to $102.8 million for the same period in 2002. On a per share basis, Core Segment FFO for the period ended September 30, 2003, was $1.20, compared to $1.15 for the same period in 2002.

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Catellus Development Corporation (NYSE: CDX) will host a conference call on Wednesday, November 5, 2003, at 9:00 a.m. Pacific Time (10:00 a.m. Mountain, 11:00 a.m. Central, and noon Eastern) to discuss the third quarter results. To participate in the conference call, dial 800-901-5231 (domestic) or 617-786-2961 (international) and enter access code 77111343 prior to the beginning of the call. Access the live webcast of the conference call from the Investor Relations section of Catellus’ website at www.catellus.com. You may also access the live webcast through www.streetevents.com. The telephonic replay will be available through November 19, 2003, at 888-286-8010 (domestic) or 617-801-6888 (international) with the access code 90207998. The webcast replay will be available through November 5, 2004, from the Investor Relations section of Catellus’ website at www.catellus.com or at www.streetevents.com.

The third quarter 2003 Supplemental Financial Package will be available from our home page and the Investor Relations section of our website at www.catellus.com. These materials are also available by contacting Investor Relations at (415) 974-4500 or by sending an email to InvestorRelations@catellus.com.

Catellus Development Corporation is a publicly traded real estate development company that owns and operates approximately 38.2 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. The company’s principal objective is sustainable, long-term growth in earnings, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its business. More information on the company is available at www.catellus.com.

Except for historical matters, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements about plans, opportunities, and development. We caution you not to place undue reliance on these forward-looking statements, which reflect our current beliefs and are based on information currently available to us. We do not undertake any obligation to publicly revise these forward-looking statements to reflect future events or changes in circumstances, except as may be required by law.

These forward-looking statements are subject to risks and uncertainties that could cause our actual results, performance, or achievements to differ materially from those expressed in or implied by these statements. In particular, among the factors that could cause actual results to differ materially are: ability to obtain the consents and satisfy the various other requirements for consummating the conversion of our business to a real estate investment trust (REIT) and the timing of the REIT conversion;

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changes in the real estate market or in general economic conditions, including a worsening economic slowdown or recession; product and geographical concentration; industry competition; availability of financing and changes in interest rates and capital markets; changes in insurance markets; discretionary government decisions affecting the use of land, and delays resulting therefrom; changes in the management team; weather conditions and other natural occurrences that may affect construction or cause damage to assets; changes in income taxes or tax laws; liability for environmental remediation and changes in environmental laws and regulations; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of parties to reach agreement or definitive terms or to close transactions; increases in the cost of land and construction materials and availability of properties for future development; limitations on, or challenges to, title to our properties; risks related to the financial strength of joint venture projects and co-owners; changes in policies and practices of organized labor groups; shortages or increased costs of electrical power; other risks inherent in the real estate business; and acts of war, other geopolitical events and terrorists activities that could adversely affect any of the above factors.

For further information, including more detailed risk factors, you should refer to Catellus Development Corporation’s annual report on Form 10-K/A for the fiscal year ended December 31, 2002, and its reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, filed with the Securities and Exchange Commission (“SEC”), as well as the proxy statement/prospectus dated August 15, 2003.

Information contained in this press release is not a substitute for the proxy statement/prospectus. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, BECAUSE OF ITS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS, ABOUT CATELLUS DEVELOPMENT CORPORATION AND THE PROPOSED REIT CONVERSION. The proxy statement/prospectus is available free of charge at the SEC’s website (http://www.sec.gov), or at the company’s website (http://www.catellus.com), or by directing a request for such a filing to Catellus Development Corporation at 201 Mission Street, Second Floor, San Francisco, California, 94105, Attn.: Director of Investor Relations, or by telephone at (415) 974-4649, or by email to InvestorRelations@catellus.com.

Contacts:
Margan Mitchell Corporate Communications (415) 974-4616	Minnie Wright Investor Relations (415) 974-4649

CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	September 30, 2003	December 31, 2002
Assets
Properties	$2,549,606	$2,448,081
Less accumulated depreciation	(443,649)	(399,923)

	2,105,957	2,048,158
Other assets and deferred charges, net	250,334	273,853
Notes receivable, less allowance	56,696	44,947
Accounts receivable, less allowance	16,739	14,211
Assets held for sale	6,332	2,760
Restricted cash and investments	43,901	36,593
Cash and cash equivalents	193,974	274,927

Total	$2,673,933	$2,695,449

Liabilities and stockholders’ equity
Mortgage and other debt	$1,430,590	$1,500,955
Accounts payable and accrued expenses	96,061	117,493
Deferred credits and other liabilities	157,009	151,466
Liabilities associated with assets held for sale	5,303	3,233
Deferred income taxes	301,646	318,970
Minority interests	—	57,363

Total liabilities	1,990,609	2,149,480

Stockholders’ equity
Common stock - 115,338 and 110,817 shares issued at September 30, 2003 and December 31, 2002, respectively	1,153	1,108
Paid-in capital	605,058	531,362
Treasury stock, at cost (23,647 shares at September 30, 2003 and December 31, 2002)	(401,082)	(401,082)
Accumulated earnings	478,195	414,581

Total stockholders’ equity	683,324	545,969

Total	$2,673,933	$2,695,449

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CATELLUS DEVELOPMENT CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue
Rental revenue	$75,180	$65,424	$223,323	$192,699
Sales revenue	45,515	10,299	78,425	108,991
Management, development and other fees	2,954	2,755	9,901	5,651

	123,649	78,478	311,649	307,341

Costs and expenses
Property operating costs	(23,076)	(18,004)	(62,607)	(50,841)
Cost of sales	(27,171)	(2,471)	(50,424)	(69,723)
Selling, general and administrative expenses	(9,877)	(5,824)	(21,031)	(19,804)
Corporate administrative costs	(5,488)	(4,284)	(14,392)	(12,748)
Depreciation and amortization	(18,066)	(17,317)	(52,358)	(45,666)

	(83,678)	(47,900)	(200,812)	(198,782)

Operating income	39,971	30,578	110,837	108,559

Other income
Equity in earnings of operating joint ventures, net	540	993	5,199	6,838
Equity in earnings of development joint ventures, net	7,553	4,201	16,834	19,825
Gain on non-strategic asset sales	928	421	8,285	7,242
Interest income	1,745	2,695	5,458	7,840
Other	581	903	2,530	9,069

	11,347	9,213	38,306	50,814

Other expenses
Interest expense	(15,893)	(16,305)	(49,740)	(42,634)
REIT transition costs	(1,416)	—	(4,779)	—
Other	(411)	268	(607)	(1,177)

	(17,720)	(16,037)	(55,126)	(43,811)

Income before minority interests, income taxes, and discontinued operations	33,598	23,754	94,017	115,562

Minority interests	—	(1,527)	—	(4,580)

Income before income taxes and discontinued operations	33,598	22,227	94,017	110,982

Income tax expense	(12,508)	(8,967)	(34,989)	(44,661)

Income from continuing operations	21,090	13,260	59,028	66,321

Discontinued operations, net of income tax:
Gain (loss) from disposal of discontinued operations	(201)	1,277	4,218	13,332
Income from discontinued operations	60	118	368	125

Net gain (loss) from discontinued operations	(141)	1,395	4,586	13,457

Net income	$20,949	$14,655	$63,614	$79,778

Income per share from continuing operations
Basic	$0.23	$0.15	$0.67	$0.76

Assuming dilution	$0.23	$0.15	$0.65	$0.74

Income per share from discontinued operations
Basic	$—	$0.02	$0.05	$0.16

Assuming dilution	$—	$0.01	$0.05	$0.15

Net income per share
Basic	$0.23	$0.17	$0.72	$0.92

Assuming dilution	$0.23	$0.16	$0.70	$0.89

Average number of common shares outstanding - basic	90,224	87,150	88,409	86,928

Average number of common shares outstanding - diluted	92,339	89,603	91,082	89,539

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CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Three Months ended September 30, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$8,843	$12,106	$20,949
Add depreciation	18,091	429	18,520
Add loss on property sales	301	—	301

FFO	27,235	12,535	39,770
Hypothetical tax savings	5,452	—	5,452

FFO as adjusted for hypothetical tax savings	$32,687	$12,535	$45,222

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.36	$0.14	$0.50

Assuming dilution	$0.35	$0.14	$0.49

Average number of common shares outstanding-basic	90,224	90,224	90,224

Average number of common shares outstanding-diluted	92,339	92,339	92,339

	Three Months ended September 30, 2002
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$9,073	$5,582	$14,655
Add depreciation	16,917	317	17,234
Less gain on property sales	(2,789)	—	(2,789)

FFO	23,201	5,899	29,100
Hypothetical tax savings	6,060	—	6,060

FFO as adjusted for hypothetical tax savings	$29,261	$5,899	$35,160

FFO as adjusted for hypothetical tax savings per share:
Basic	$0.34	$0.06	$0.40

Assuming dilution	$0.33	$0.06	$0.39

Average number of common shares outstanding-basic	87,150	87,150	87,150

Average number of common shares outstanding-diluted	89,603	89,603	89,603

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CATELLUS DEVELOPMENT CORPORATION

Reconciliation of Net Income to Funds from Operations

(In thousands, except per share data)

(Unaudited)

	Nine Months ended September 30, 2003
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$42,239	$21,375	$63,614
Add depreciation	52,004	429	52,433
Less gain on property sales	(7,152)	—	(7,152)

FFO	87,091	21,804	108,895
Hypothetical tax savings	22,558	—	22,558

FFO as adjusted for hypothetical tax savings	$109,649	$21,804	$131,453

FFO as adjusted for hypothetical tax savings per share:
Basic	$1.24	$0.25	$1.49

Assuming dilution	$1.20	$0.24	$1.44

Average number of common shares outstanding-basic	88,409	88,409	88,409

Average number of common shares outstanding-diluted	91,082	91,082	91,082

	Nine Months ended September 30, 2002
	Core Segment	Urban/Res. & Other Segment	Consolidated
Net income	$49,941	$29,837	$79,778
Add depreciation	45,609	727	46,336
Less gain on property sales	(25,101)	—	(25,101)

FFO	70,449	30,564	101,013
Hypothetical tax savings	32,394	—	32,394

FFO as adjusted for hypothetical tax savings	$102,843	$30,564	$133,407

FFO as adjusted for hypothetical tax savings per share:
Basic	$1.18	$0.35	$1.53

Assuming dilution	$1.15	$0.34	$1.49

Average number of common shares outstanding-basic	86,928	86,928	86,928

Average number of common shares outstanding-diluted	89,539	89,539	89,539

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CATELLUS DEVELOPMENT CORPORATION

Net Operating Income ("NOI")

(In thousands and unaudited)

NOI represents rental revenue less property operating costs (including the portion from discontinued operations) and equity in earnings of operating joint ventures, net (as reflected in the accompanying statements of operations). NOI is commonly used by shareholders, company management and industry analysts as a measurement of operating performance of the company's rental portfolio and is calculated as follows:

	Three Months ended September 30,		Nine Months ended September 30,
	2003	2002	2003	2002
Rental revenue	$75,180	$65,424	$223,323	$192,699
Property operating costs	(23,076)	(18,004)	(62,607)	(50,841)
Equity in earnings of operating joint ventures, net	540	993	5,199	6,838
Rental revenue from discontinued operations	157	767	1,197	2,051
Property operating costs from discontinued operations	(26)	(152)	(275)	(514)

Net operating income	$52,775	$49,028	$166,837	$150,233